Exhibit 99.1
PacBio Announces the Appointment of Chris Gibson to the Board of Directors
Proven experience in leveraging AI in biology will strengthen the board of directors as PacBio develops data tools to maximize the power of HiFi sequencing

MENLO PARK, Calif., March 5, 2026 — PacBio (NASDAQ: PACB), a leading provider of high-quality, long-read sequencing technologies, today announced the appointment of Christopher Gibson, Ph.D., to PacBio’s Board of Directors.
Dr. Gibson is the co-founder and Chairman of the Board of Directors of Recursion (NASDAQ: RXRX), a clinical-stage biotechnology company that has built one of the industry’s most advanced AI-driven drug discovery platforms. Under his leadership, Recursion integrated large-scale biological data generation with machine learning to industrialize the discovery process, building a vertically integrated technology stack spanning automation, high-dimensional biology, and artificial intelligence. He led the company from inception through significant capital formation, strategic partnerships, and a successful public listing, establishing Recursion as a leader at the intersection of computation and biology.
“Dr. Gibson has demonstrated how AI, automation, and high-dimensional biological data can be combined to transform scientific discovery,” said Christian Henry, Chief Executive Officer of PacBio. “As HiFi sequencing datasets grow in scale, the ability to leverage the full power of the HiFi genome through advanced analytics is becoming increasingly strategic. Dr. Gibson’s experience building and scaling an AI-native life sciences company will directly support our long-term vision of integrating sequencing, computation, and data-driven discovery.”
At Recursion, Dr. Gibson oversaw the development of a proprietary data platform capable of generating and analyzing massive multimodal datasets spanning drug discovery, translation, clinical and electronic health records (EHR), enabling the training of machine learning models to map complex biological relationships and accelerate clinical development and patient selection. He and his team built an organization designed around computational biology, software engineering, automation, and scalable infrastructure, positioning the company at the forefront of AI-enabled therapeutics development.
“I am honored to join PacBio’s Board of Directors,” said Dr. Gibson. “Biology is extraordinarily complex, and to make progress in diagnosing and treating disease we must accelerate our ability to decode that complexity. I believe that PacBio’s high-quality, long-read sequencing generates the richest biological datasets in the industry, and that algorithmic approaches based on the best data will determine the winners in the rapidly accelerating world of healthcare. The convergence of advanced sequencing technologies and AI-driven analytics represents a major opportunity to accelerate discovery, development, and diagnostics by unlocking new biological insight. I look forward to working with PacBio’s Board of Directors and leadership team to help realize that potential.”
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies, which include our HiFi long-read sequencing, address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to: strengthening PacBio’s Board of Directors; development of data tools to maximize the power of HiFi sequencing; the strategic nature of the ability to leverage the full power of the HiFi genome through advanced analytics as HiFi sequencing datasets grow in scale; Dr. Gibson’s experience building and scaling an AI-native life sciences company directly supporting PacBio’s long-term vision of integrating sequencing, computation and data-driven discovery; the need to accelerate PacBio’s ability to decode biological complexity to make progress in diagnosing and treating disease; determining winners based on data-driven algorithmic approaches in the rapidly accelerating world of healthcare; and unlocking biological insights from the convergence of advanced sequencing technologies and AI-driven analytics, which creates a major opportunity to accelerate discovery, development and diagnostics and Dr. Gibson’s ability to help realize this potential. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, challenges inherent in sequencing a large number of genomes to generate large data sets; the difficulty of generating discoveries in new areas of research; potential product performance and quality issues; rapidly changing technologies and extensive competition in, and potential FDA regulatory issues relating to, genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights, among others. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption "Risk Factors." These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.